CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” and to the incorporation by reference our report dated December 14, 2006 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Municipal High Income Opportunity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-140017).

ERNST & YOUNG LLP

Chicago, Illinois

April 23, 2007